Exhibit 99.1

Skullcandy Acquires European Distribution Rights

PARK CITY, Utah – August 31, 2011 – Skullcandy, Inc. (NASDAQ: SKUL) today announced that it has completed the purchase of all outstanding stock of Kungsbacka 57 AB, a subsidiary of 57 North AB, for $18.6 million, which includes $2.9 million in Skullcandy product inventory and $700 thousand in related value added taxes. Kungsbacka 57 AB previously held an exclusive distribution agreement for Skullcandy products in Europe through November of 2013. Through this acquisition, Skullcandy will be able to directly distribute its products throughout Europe, excluding the sales agency rights for the consumer electronics channel in Sweden, Finland, Denmark and Norway. Effective January 1, 2012, 57 North AB will have the sales agency rights for the consumer electronics channel in these countries through 2016. The acquisition of Kungsbacka 57 AB was made by Skullcandy International AG, a wholly owned subsidiary of Skullcandy, Inc.

With this acquisition, Skullcandy will take direct control of its European business. The acquisition will allow Skullcandy to capture revenue that would have otherwise been earned by Kungsbacka 57 AB and accelerate growth in Europe through a rejuvenated marketing and brand building campaign.

Jeremy Andrus, Skullcandy’s President and CEO, stated “Central to our international strategy is direct distribution in key markets, and we are very excited about the growth opportunities in Europe and our ability to directly manage our business in this region. We know the Skullcandy brand and lifestyle resonate with consumers around the world, and we also know how to create demand. Similar to the United States, we plan to replicate elements of our successful grass roots marketing model by sponsoring internationally-based athletes, DJs, musicians, artists and events, and by creating localized content to drive sales. We believe there are significant opportunities to expand the brand in Europe, and expect the acquisition to be neutral to earnings in 2011 and accretive to earnings in 2012.”

In connection with this acquisition, Skullcandy has obtained customer lists and added two key directors from 57 North AB that have strong relationships in the European market. Skullcandy has also entered into a transition services agreement with 57 North AB whereby 57 North AB will continue to provide back office and logistical support through December 31, 2011.

About Skullcandy, Inc.

Skullcandy is a leading audio brand that reflects the collision of the music, fashion and action sports lifestyles. The Skullcandy brand and distinctive logo symbolize youth and rebellion and embody the company’s motto “Every revolution needs a soundtrack.” Skullcandy headphones feature the distinctive Skullcandy sound and leading-edge design. Skullcandy products are currently sold in the United States, as well as in more than 70 countries around the world and through its websites.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the year in which the transaction is expected to be accretive, and the Company’s future expectations, beliefs or prospects, domestically or internationally, are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the Company’s ability to extend the recognition and reputation of its brand in Europe, to continue to develop innovative and popular products, to respond to changes in consumer preferences, to grow its international business and other factors that are detailed in the Company’s registration statement on Form S-1, including the Risk Factors contained in the Company’s registration statement, which is available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Media:

Alecia Pulman

203-682-8200

Alecia.Pulman@icrinc.com

Investors:

John Rouleau

203-682-8200

John.Rouleau@icrinc.com